Exhibit 4.3

Execution Version

SECOND AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

This SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is made as of March 11, 2015 by and among Hansen Medical, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), Oracle Partners, LP, Oracle Institutional Partners, LP and Oracle Ten Fund Master, LP (together, “Oracle”), Schuler Family Foundation (the “Schuler Family Foundation” and together with Oracle, the “Principal Purchasers”) and the other parties whose names appear on the signature pages hereto (collectively with the Principal Purchasers and those existing investors whose names appear on Schedule I hereto, the “Purchasers”).

RECITALS

WHEREAS, the Company and the Purchasers entered into an Investor Rights Agreement, dated as of August 8, 2013 (the “Original Agreement”), in connection with the purchase of Common Stock and Series A Warrants, Series B Warrants and Series C Warrants (each as defined therein) by the Purchasers, pursuant to that certain Securities Purchase Agreement, dated as of July 30, 2013 (the “Initial Purchase Agreement”);

WHEREAS, on August 11, 2014, the Company and the Purchasers amended and restated the Original Agreement (the “Amended Agreement”) in connection with the Company’s entry into that certain Exchange Agreement, dated as of July 30, 2014 (the “Exchange Agreement”), pursuant to which certain Purchasers (the “Exchange Warrantholders”) surrendered to the Company for cancellation their Series B Warrants and Series C Warrants in exchange for Series B/C Exchange Warrants and Series D Warrants (each as defined therein);

WHEREAS, the Principal Purchasers and certain other Purchasers have agreed to purchase from the Company, and the Company has agreed to sell to the Principal Purchasers and certain other Purchasers, 53,846 shares of the Series A Convertible Preferred Stock and Series E warrants exercisable to purchase 53,846,000 shares of Common Stock (“Series E Warrants”), on the terms and subject to the conditions set forth in that certain Securities Purchase Agreement, dated as of March 9, 2015, by and among the Company and such Purchasers (“Securities Purchase Agreement”); and

WHEREAS, in connection with the consummation of the transactions contemplated by the Securities Purchase Agreement, and pursuant to the terms of the Securities Purchase Agreement and the Amended Agreement, the parties desire to amend and restate the Amended Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Certain Definitions. Unless the context otherwise requires, the following terms, for all purposes of this Agreement, shall have the meanings specified in this Section 1.

“Additional Shelf Registration Statements” has the meaning set forth in Section 3.1(a).

“Affiliate” has the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act; provided, however, that for purposes of this Agreement, the Purchasers and their Affiliates, on the one hand, and the Company and its Affiliates, on the other, shall not be deemed to be “Affiliates” of one another.

“Agreement” has the meaning set forth in the preamble.

“Allowed Delay” has the meaning set forth in Section 3.1(b)(ii).

“Amended Agreement” has the meaning set forth in the recitals.

“Blue Sky Application” has the meaning set forth in Section 3.7(a).

“Board” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing Date” has the meaning ascribed to such term in the Securities Purchase Agreement.

“Common Stock” means shares of the common stock, par value $0.0001 per share, of the Company.

“Company” has the meaning set forth in the preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Additional Shelf Registration Statement” has the meaning set forth in Section 3.1(a).

“Exchange Agreement” has the meaning set forth in the recitals.

“Exchange Registrable Securities” means any Common Stock issuable upon the conversion or exercise of the Exchange Warrants, or issued as a right, a dividend or other distribution with respect to, or in exchange for or in replacement of, any Common Stock underlying the Exchange Warrants held by the Exchange Warrantholders. Notwithstanding the foregoing, Exchange Registrable Securities shall not include any securities of the Company sold by any person to the public either pursuant to a registration statement under the Securities Act or that is freely tradeable under Rule 144.

“Exchange Warrantholders” has the meaning set forth in the recitals.

“Exchange Warrants” means the Series B/C Exchange Warrants and the Series D Warrants.

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the Commission that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

“Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“Holder” means any person owning of record Registrable Securities that have not been sold to the public or any transferee or assignee of record of such Registrable Securities to which the registration rights conferred by this Agreement have been transferred or assigned in accordance with Section 4.2 hereof.

“Initial Purchase Agreement” has the meaning set forth in the recitals.

“Initial Shelf Registration Statement” has the meaning set forth in Section 3.1(a).

“Initially Registered Securities” means the shares of Common Stock held by the Purchasers and the Common Stock issued or issuable upon the conversion or exercise of any of the Series A Warrants, the Series B Warrants and the Series C Warrants then held by the Purchasers and registered by the Company under the Initial Registration Statement.

“Initiating Shelf Take-Down Holder” has the meaning set forth in Section 3.1(c).

“Nasdaq” has the meaning ascribed to such term in the Securities Purchase Agreement.

“Nonparticipating Purchasers” shall mean those Purchasers who are not parties to the Exchange Agreement.

“Oracle” has the meaning set forth in the preamble.

“Original Agreement” has the meaning set forth in the recitals.

“Participating Holder” means with respect to any registration, any Holder of Registrable Securities covered by the applicable Registration Statement.

“Person” has the meaning ascribed to such term in the Securities Purchase Agreement.

“Principal Purchasers” has the meaning set forth in the preamble.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Purchaser” has the meaning set forth in the preamble.

“Purchaser Designee” has the meaning set forth in Section 2(c).

“Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means shares of Common Stock held by the Purchasers (whether acquired prior to, on or following the Closing Date), and any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, the Series A Convertible Preferred Stock or other convertible security, right or other security which is issued as) a dividend, upon exercise or conversion, or other distribution with respect to, or in exchange for, or in replacement of, any Common Stock, warrant, the Series A Convertible Preferred Stock or other convertible security, right or other security held by the Purchasers. Notwithstanding the foregoing, Registrable Securities shall not include any securities of the Company sold by any person to the public either pursuant to a registration statement under the Securities Act or that is freely tradeable under Rule 144.

“Registration Expenses” has the meaning set forth in Section 3.3.

“Registration Period” means the period of time that will end on the date that is the later of (A) two (2) years from the Closing Date, (B) the date by which all the Registrable Securities may be sold without volume or manner of sale restrictions which may be applicable to affiliates under Rule 144, or (C) the date on which all of the Registrable Securities are sold.

“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Requisite Stockholder Approval” has the meaning ascribed to it in the Securities Purchase Agreement.

“Rule 144” means Rule 144 as promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

“Schuler” has the meaning set forth in Section 2(a).

“Schuler Family Foundation” has the meaning set forth in the preamble.

“SEC” or “Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Securities Purchase Agreement” has the meaning set forth in the recitals.

“Series A Convertible Preferred Stock” means the Series A Convertible Preferred Stock, par value $0.0001 per share, of the Company.

“Series E Warrants” has the meaning set forth in the recitals.

“Shelf Take-Down” has the meaning set forth in Section 3.1(c).

“Subsidiaries” means each corporation, limited liability company, partnership, association, joint venture or other business entity of which any party or any of its Affiliates owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body.

“Transaction Documents” means this Agreement, the Securities Purchase Agreement, the Series E Warrants, the Initial Purchase Agreement, the Exchange Agreement, the Exchange Warrants, the Unexchanged Warrants, and all exhibits and schedules thereto and hereto and any other documents or agreement executed in connection with the transactions contemplated hereunder or thereunder, as applicable.

“Unexchanged Warrants” means the Series B Warrants and the Series C Warrants held by Nonparticipating Purchasers that were not cancelled and exchanged for Series B/C Exchange Warrants and Series D Warrants pursuant to the Exchange Agreement.

2. Board Representation.

(a) In connection with the closing under the Initial Purchase Agreement and as required under the Original Agreement, the Company increased the size of the Board by one member, and Jack W. Schuler (“Schuler”) was appointed to the Board as a member of the class whose initial term expires at the 2016 annual meeting of the Company’s stockholders.

(b) The size of the Board shall initially be set at nine members.

(c) Subject to Section 2(a), the Company shall continue to cause Schuler (or, if Schuler is unavailable to continue to serve on the Board, such other person designated by Schuler and reasonably acceptable to the Company) to be nominated by the Company to serve on the Board (such director, the “Purchaser Designee”) for so long as the Schuler Family Foundation (or an Affiliate thereof) has beneficial ownership of shares of Common Stock (including the number of shares of Common Stock issuable upon the conversion or exercise of any convertible securities or warrants), in the aggregate, in an amount equal to at least 50% of the shares of Common Stock issued to the Schuler Family Foundation pursuant to the Initial Purchase Agreement (including the number of shares of Common Stock issuable upon exercise of the warrants issued pursuant to such agreement). In the event the Schuler Family Foundation (or an Affiliate thereof) no longer has beneficial ownership of such shares in the amount set forth in this Section 2(c), the Company may cause the Purchaser Designee to be replaced with a nominee acceptable to the Company.

(d) The Purchaser Designee shall, when up for election, subject to the terms hereof and applicable law, be the Company’s nominee to serve on the Board and the Company shall solicit proxies for the Purchaser Designee to the same extent as it would for any of its other nominees to the Board. The Company’s proxy statement for the election of directors shall include the Purchaser Designee and the recommendation of the Board in favor of election of the Purchaser Designee.

(e) For so long as such membership does not conflict with any applicable law or regulation or listing requirement of Nasdaq or other securities exchange on which the Common Stock is listed for trading (as determined in good faith by the Board), the Purchaser Designee shall be entitled to serve as a member of, or observer to, at such Purchaser Designee’s election, committees of the Board.

(f) Schuler may, and Schuler may request the Purchaser Designee to, as the case may be, resign, at any time with or without cause. Any vacancy caused by the resignation of the Purchaser Designee shall only be filled with another Purchaser Designee. Any vacancy created by any removal of the Purchaser Designee or an election of Schuler to defer appointing the Purchaser Designee shall also only be filled with another Purchaser Designee. The Company shall not take any action to remove the Purchaser Designee or fill a vacancy reserved for the Purchaser Designee in each case without the consent of Schuler unless and until Schuler is no longer entitled to the Purchaser Designee in accordance with Section 2(c) above.

(g) In addition to any other indemnification rights the Purchaser Designee has pursuant to the Transaction Documents and the Company’s Certificate of Incorporation and Bylaws, the Purchaser Designee that serves on the Board shall have the right to enter into, and the Company agrees to enter into, an indemnification agreement, in a form reasonably satisfactory to the Purchaser Designee, concurrent with such Purchaser Designee becoming a member of the Board. The Company shall maintain director and officer insurance covering the Purchaser Designee on the same terms and with the same amount of coverage as is provided to other members of the Board. The Company shall reimburse the reasonable expenses incurred by the Purchaser Designee in connection with attending (whether in person or telephonically) all meetings of the Board or committees thereof or other Company related meetings to the same extent as all other members of the Board are reimbursed for such expenses (or, in case any such expense reimbursement policy shall apply only to non-employee directors, to the same extent as all other non-employee directors). The Purchaser Designee shall be entitled to the same compensation for service on the Board, including, without limitation, cash fees, stock options, deferred share units, restricted stock and other equity and equity-related awards, as is provided to other non-employee directors.

(h) The Company and the Purchasers shall take or cause to be taken all lawful action necessary to ensure at all times as of and following the Closing Date that the Company’s Certificate of Incorporation and Bylaws are not inconsistent with the provisions of this Agreement and the Transaction Documents or the transactions contemplated hereby or thereby.

3. Registration Rights.

3.1 Shelf Registration.

(a) Registration Statements. On November 8, 2013, the Company prepared and filed with the SEC a Registration Statement on Form S-3 (No. 333-192216), for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Initial Shelf Registration Statement”) of the Initially Registered Securities. On or prior to May 8, 2015, the Company shall prepare and file with the SEC an additional Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Exchange Registrable Securities) for an offering of the Exchange Registrable Securities (which shall include the number of unsold Initially Registered Securities, which may be deregistered from the Initial Shelf Registration Statement upon the effectiveness of such additional Registration Statement) to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Exchange Additional Shelf Registration Statement”). Promptly following the Requisite Stockholder Approval, the Company shall prepare and file with the SEC an additional Registration Statement on Form S-3 (or, if Form S-3 is not available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities) for an offering of all Registrable Securities (which shall include the number of unsold Initially Registered Securities and Exchange Registrable Securities, each of which may be deregistered from the Exchange Additional Shelf Registration Statement upon the effectiveness of such additional Registration Statement) to be made on a continuous basis pursuant to Rule 415 under the Securities Act (together with the Exchange Additional Shelf Registration Statement, the “Additional Shelf Registration Statements”). The Additional Shelf Registration Statement(s) shall include the aggregate amount of Registrable Securities, as applicable, to be registered therein and the intended methods of distribution thereof, subject to the limitations of Form S-3. To the extent the rules and regulations of the Commission do not permit the Additional Shelf Registration Statement(s) to include all of the Registrable Securities, as applicable, the Company shall use its best efforts to register the maximum amount permitted by the Commission and those Registrable Securities required to be omitted from such Additional Shelf Registration Statement(s) shall be determined in the sole discretion of the Principal Purchasers.

(b) Effectiveness.

(i) The Company shall use reasonable best efforts to have the Additional Shelf Registration Statement(s) declared effective as soon as practicable following the respective filing dates thereof. The Company shall notify the Purchasers by facsimile or e-mail as promptly as practicable, and in any event, within 24 hours, after any Registration Statement is declared effective and shall simultaneously provide the Purchasers with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(ii) For not more than 20 consecutive days or for a total of not more than 45 days in any 12-month period, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section 3 in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each Purchaser holding any Registrable Securities registered under such Registration Statement in writing of the commencement of and the reasons for an Allowed Delay, but shall not (without the prior written consent of such Purchaser) disclose to such Purchaser any material non-public information giving rise to an Allowed Delay, (b) advise the Purchasers holding any Registrable Securities registered under such Registration Statement in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

(c) Shelf Take-Downs. An underwritten offering or sale of Registrable Securities pursuant to the Initial Shelf Registration Statement and/or the Additional Shelf Registration Statement(s) (a “Shelf Take-Down”) may be initiated by a Principal Purchaser who is a Participating Holder (an “Initiating Shelf Take-Down Holder”). Upon written request to the Company, the Company shall amend or supplement the Initial Shelf Registration Statement and/or the Additional Shelf Registration Statement(s) for such purpose as soon as practicable. The Company shall send to each Participating Holder in the Initial Shelf Registration Statement and/or the Additional Shelf Registration Statement(s) written notice of such Shelf Take-Down and, if within 5 days after the date of such notice, any such Participating Holder shall so request in writing, the Company shall include in such Shelf Take-Down all or any part of the Registrable Securities such Participating Holder requests to be included, subject to Section 3.6(a)(ii), it being understood the Company shall not be responsible for any underwriting discounts or commissions in connection with any Shelf Take Down.

3.2 Piggyback Registrations. If the Company determines to prepare and file with the SEC a Registration Statement relating to an offering for its own account or the account of others of any of its equity securities at any time prior to March 11, 2020 or until such earlier date that no Registrable Securities are outstanding, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within 15 days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Holder requests to be registered, subject to Section 3.6(b)(ii).

3.3 Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, other than as set forth in the last sentence of this Section 3.3, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, FINRA or any other regulatory authority and, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in NASD Rule 2720 (or any successor provision) and of its counsel, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including fees and disbursements of counsel for the underwriters in connection with “Blue Sky” qualifications of the Registrable Securities), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses and Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all reasonable fees and disbursements of one legal counsel for the Participating Holders, as selected by the Principal Purchasers, (viii) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (ix) all fees and expenses of any special experts or other Persons retained by the Company in connection with any registration, (x) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (xi) all expenses related to the “road-show” for any underwritten offering, including all travel, meals and lodging and (xii) any other fees and disbursements customarily paid by the issuers of securities. All such expenses are referred to herein as “Registration Expenses.” Notwithstanding the foregoing, the Company shall not be required to pay any underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

3.4 Company Obligations. The Company will use reasonable best efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a) prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement, Prospectus or any Free Writing Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and the Participating Holders, if any, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and the Participating Holders and their respective counsel and (y) except in the case of a registration under Section 3.2, not file any Registration Statement or Prospectus or amendments or supplements thereto to which any Participating Holders or the underwriters, if any, shall reasonably object;

(b) as promptly as practicable file with the SEC a Registration Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act;

(c) prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement, supplements to the Prospectus and such amendments or supplements to any Free Writing Prospectus as may be (y) reasonably requested by any Participating Holder or (z) necessary to keep such Registration effective for the Registration Period, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(d) promptly notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or Free Writing Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC or any request by the SEC for amendments or supplements to such Registration Statement, Prospectus or Free Writing Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC preventing or suspending the use of any preliminary or final Prospectus or any Free Writing Prospectus or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction and (F) of the receipt by the Company of any notification with respect to the initiation or threatening of any proceeding for the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction;

(e) promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the Registration Statement, the Prospectus included in such

Registration Statement (as then in effect) or any Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus or any Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, when any Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, Prospectus or Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

(f) promptly incorporate in a Prospectus supplement, Free Writing Prospectus or post-effective amendment to the applicable Registration Statement such information as the managing underwriter or underwriters and the Participating Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such Prospectus supplement, Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Free Writing Prospectus or post-effective amendment;

(g) during the Registration Period, furnish to each Participating Holder and each underwriter, if any, without charge, as many conformed copies as such Participating Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(h) during the Registration Period, deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus), any Free Writing Prospectus and any amendment or supplement thereto as such Participating Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus, any Free Writing Prospectus and any amendment or supplement thereto by such Participating Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities thereby) and such other documents as such Participating Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Participating Holder or underwriter;

(i) on or prior to the date on which the Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the Participating Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any Participating Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by this Agreement, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(j) cooperate with the Participating Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two Business Days prior to any sale of Registrable Securities to the underwriters;

(k) use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(l) make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(m) enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the Purchasers or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(n) obtain an opinion or opinions from counsel for the Company dated (i) the effective date of the Registration Statement or (ii), in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be provided to the Participating Holders or underwriters and shall be reasonably satisfactory to such Participating Holders or underwriters, as the case may be, and their respective counsel;

(o) in the case of an underwritten offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Participating Holders, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the date of the closing under the underwriting agreement;

(p) cooperate with each Participating Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA or any other securities regulatory authority;

(q) during the Registration Period, use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(r) during the Registration Period, provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(s) use its reasonable best efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which any of the Common Stock is then listed or quoted and on each inter-dealer quotation system on which any of the Common Stock is then quoted;

(t) during the Registration Period, make available, during normal business hours, for inspection and review by the Purchasers, advisors to and representatives of the Purchasers (who may or may not be affiliated with the Purchasers and who are reasonably acceptable to the Company), all financial and other records, all SEC Reports (as defined in the Securities Purchase Agreement) and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Purchasers or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Purchasers and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement; and

(u) with a view to making available to the Purchasers the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Purchasers to sell shares of Common Stock to the public without registration: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to each Purchaser upon request, as long as such Purchaser owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Purchaser of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

3.5 Obligations of the Purchasers.

(a) Each Purchaser shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Purchaser of the information the Company requires from such Purchaser if such Purchaser elects to have any of its Registrable Securities included in the Registration Statement. A Purchaser shall provide such information to the Company at least two Business Days prior to the first anticipated filing date of such Registration Statement if such Purchaser elects to have any of its Registrable Securities included in the Registration Statement.

(b) Each Purchaser, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Purchaser has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c) Each Purchaser agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 3.1(b)(ii) or (ii) the happening of an event pursuant to Section 3.4(d)(C)-(F) or Section 3.4(e) hereof, such Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Purchaser is advised by the Company that such dispositions may again be made.

(d) At the end of the Registration Period, each Purchaser shall discontinue sales of Registrable Securities pursuant to any Registration Statement upon receipt of notice from the Company of its intention to remove from registration the Registrable Securities covered by any such Registration Statement which remain unsold, and each Purchaser shall notify the Company of the number of Registrable Securities so registered which remain unsold promptly upon receipt of such notice from the Company.

3.6 Underwriting.

(a) Shelf Registrations.

(i) If the Initiating Shelf Take-Down Holder so requests, an offering of Registrable Securities shall be in the form of an underwritten offering, and such Initiating Shelf Take-Down Holder shall have the right to select the managing underwriter or underwriters to administer the offering. In the case of an underwritten offering under Section 3.1, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Initiating Shelf Take-Down Holder.

(ii) If the managing underwriter or underwriters of a proposed underwritten offering of the Registrable Securities included in a Shelf Take-Down initiated by an Initiating Shelf Take-Down Holder advise the Board in writing that, in its or their opinion, the number of securities requested to be included in such Shelf Take-Down exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Shelf Take-Down (i) first, shall be allocated pro rata among the Participating Holders that have requested to participate in such Shelf Take-Down based on the relative number of Registrable Securities requested by each Participating Holder to be included in such Shelf Take-Down and (ii) second, and only if all the securities referred to in clause (i) have been included in such Shelf Take-Down, the number of securities that the Company proposes to include in such Shelf Take-Down that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect.

(iii) If requested by the underwriters for any underwritten offering requested by an Initiating Shelf Take-Down Holder under Section 3.1, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, the Initiating Shelf Take-Down Holder and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including customary indemnities.

(b) Piggyback Registrations.

(i) If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 3.2 and such securities are to be distributed in an underwritten offering through one or more underwriters, the Company shall, if requested by any Holders pursuant to Section 3.2, use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such registration all the Registrable Securities to be offered and sold by such Holders among the securities of the Company to be distributed by such underwriters in such registration.

(ii) If the managing underwriter or underwriters of any proposed underwritten offering including Registrable Securities pursuant to Section 3.2 informs the Company and each Participating Holder that, in its or their opinion, the number of securities which the Participating Holders intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such registration shall be (i) first, 100% of the securities that the Company and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect in such registration, which such number shall be allocated pro rata among the Participating Holders that have requested to participate in such registration based on the relative number of Registrable Securities requested by each Participating Holder to be included in such underwritten offering.

(c) Participation in Underwritten Registrations. Subject to the provisions of Section 3.6(a)(ii) and Section 3.6(b)(ii) above, no Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements and all applicable securities laws. The Participating Holders shall be parties to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Participating Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide conditions precedent to the obligations of such Participating Holders as are customarily provided with respect to selling stockholders in secondary underwritten public offerings. Any such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters in connection with such underwriting agreement other than representations, warranties or agreements as are customarily made by selling stockholders in secondary underwritten public offerings regarding such Participating Holder, such Participating Holder’s title to the Registrable Securities, such Participating Holder’s authority to sell the Registrable Securities, such Participating Holder’s intended method of distribution, absence of liens with respect to the Registrable Securities, enforceability of the applicable underwriting agreement as against such Participating Holder, receipt of all consents and approvals with respect to the entry into such underwriting agreement and the sale of such Registrable Securities and any other representations required to be made by such Participating Holder under applicable law, rule or regulation, and the aggregate amount of the liability of such Participating Holder in connection with such underwriting agreement shall not exceed such Participating Holder’s net proceeds from such underwritten offering.

(d) Clear Market. With respect to any underwritten offerings of Registrable Securities by the Holders, the Company agrees not to, and shall not be obligated to, effect any public sale or distribution, or to file any Registration Statement covering any of its equity securities or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten days prior and sixty days following the effective date of such offering (or such lesser period that the managing underwriters in any underwritten offering permit). Notwithstanding the foregoing, the Company may effect (x) the registration of (A) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (B) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, employees, consultants, customers, lenders or vendors of the Company or its Subsidiaries or in connection with dividend reinvestment plans and (y) the Rights Offering.

3.7 Indemnification.

(a) Indemnification by the Company. The Company will indemnify and hold harmless each Purchaser and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Purchaser within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made; (ii) any “Blue Sky” application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on a Purchaser’s behalf and will reimburse such Purchaser, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Purchaser or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

(b) Indemnification by the Purchasers. Each Purchaser agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in a Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of a Purchaser be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Purchaser in connection with any claim relating to this Section 3 and the amount of any damages such Purchaser has otherwise been required to pay by reason of such untrue statement or omission) received by such Purchaser upon the sale of the Registrable Securities included in a Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party (provided, however, that such indemnified party shall, at the expense of the indemnifying party, be entitled to counsel of its own choosing to monitor such defense); provided that, subject to the preceding sentence, any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 3 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

4. Miscellaneous.

4.1 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

4.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successor and assigns of the parties hereto (other than the rights of any Holder under Sections 2 or 3 hereof, which shall not be assignable and shall not inure to the benefit of any successor or assign of a Holder). The Company may not assign its rights or obligations hereunder except with the prior written consent of each Holder. Each Holder may assign its respective rights hereunder in the manner and to the Persons permitted under the most recent purchase or exchange agreement (or the terms of the securities issued thereunder) pursuant to which it acquired securities, except as specified above.

4.3 Entire Agreement; Amendment. This Agreement and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any previous agreements among the parties relative to the specific subject matter hereof are superseded by this Agreement. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, and the Principal Purchasers; provided, however, that any such amendment that adversely affects any Holder in a manner that does not apply uniformly to all Holders shall require the written consent of such adversely affected Holder. Any amendment or waiver effected in accordance with this Section 4.3 shall be binding upon each Holder, each future Holder, and the Company.

4.4 Notices. All notices and other communications provided for or permitted hereunder to be sent to each Purchaser shall be made in the manner specified within the most recent purchase or exchange agreement pursuant to which such Purchaser acquired Securities or such other address subsequently provided by such Purchaser to the Company in writing.

4.5 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

4.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

4.7 Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

4.8 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

4.9 Consents. Any permission, consent, or approval of any kind or character under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.

4.10 SPECIFIC PERFORMANCE. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC INTENT OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS, WITHOUT BOND, TO PREVENT OR CURE BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED BY LAW OR EQUITY, AND ANY PARTY SUED FOR BREACH OF THIS AGREEMENT EXPRESSLY WAIVES ANY DEFENSE THAT A REMEDY IN DAMAGES WOULD BE ADEQUATE.

4.11 Construction of Agreement. No provision of this Agreement shall be construed against either party as the drafter thereof.

4.12 Section References. Unless otherwise stated, any reference contained herein to a Section or subsection refers to the provisions of this Agreement.

4.13 Variations of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.

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IN WITNESS WHEREOF, the parties have caused this Second Amended and Restated Investor Rights Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

HANSEN MEDICAL, INC.

By:	/s/ Christopher P. Lowe
Name:	Christopher P. Lowe
Title:	Interim Chief Financial Officer

[Second Amended and Restated Investor Rights Agreement Signature Page]

SCHULER FAMILY FOUNDATION

By:	/s/ Jack W. Schuler
Name:	Jack W. Schuler
Title:	Trustee

[Second Amended and Restated Investor Rights Agreement Signature Page]

ORACLE PARTNERS, LP

By:	/s/ Larry N. Feinberg
Name:	Larry N. Feinberg
Title:	Managing Member of General Partner

[Second Amended and Restated Investor Rights Agreement Signature Page]

ORACLE TEN FUND MASTER, LP

By:	/s/ Larry N. Feinberg
Name:	Larry N. Feinberg
Title:	Managing Member of General Partner

[Second Amended and Restated Investor Rights Agreement Signature Page]

ORACLE INSTITUTIONAL PARTNERS, LP

By:	/s/ Larry N. Feinberg
Name:	Larry N. Feinberg
Title:	Managing Member of General Partner

[Second Amended and Restated Investor Rights Agreement Signature Page]

FEINBERG FAMILY TRUST

By:	/s/ Adam Usdan
Name:	Adam Usdan
Title:	Trustee

[Second Amended and Restated Investor Rights Agreement Signature Page]

MATTHEW STROBECK

/s/ Matthew Strobeck
Name: Matthew Strobeck

[Second Amended and Restated Investor Rights Agreement Signature Page]

BIRCHVIEW FUND LLC

By:	/s/ Matthew Strobeck
Name:	Matthew Strobeck
Title:	Managing Member

[Second Amended and Restated Investor Rights Agreement Signature Page]

VAUGHN BRYSON

/s/ Vaughn Bryson
Name: Vaughn Bryson

[Second Amended and Restated Investor Rights Agreement Signature Page]

GARO ARMEN

/s/ Garo Armen
Name: Garo Armen

[Second Amended and Restated Investor Rights Agreement Signature Page]

KENNEDY PRIVATE EQUITY, LLC

By:	Kennedy Associates LLC, its manager

By:	/s/ Lawrence T. Kennedy, Jr.
Name:	Lawrence T. Kennedy, Jr.
Title:	Vice President

[Second Amended and Restated Investor Rights Agreement Signature Page]

THE JOHN AND CHRISTINE BROWNER FAMILY IRREVOCABLE TRUST

By:	/s/ Christine K. Browner
Name:	Christine K. Browner
Title:	Trust Advisor

[Second Amended and Restated Investor Rights Agreement Signature Page]

CENTRAL PARK ASSOCIATES, LLC

By:	/s/ Lawrence T. Kennedy, Jr.
Name:	Lawrence T. Kennedy, Jr.
Title:	Managing Member

[Second Amended and Restated Investor Rights Agreement Signature Page]

MARTHA K. LORD REVOCABLE TRUST

By:	/s/ Martha K. Lord
Name:	Martha K. Lord
Title:	Trustee

[Second Amended and Restated Investor Rights Agreement Signature Page]

PETER M. KENNEDY REVOCABLE TRUST

By:	/s/ Peter M. Kennedy
Name:	Peter M. Kennedy
Title:	Trustee

[Second Amended and Restated Investor Rights Agreement Signature Page]

DENISON ASSOCIATES, LLC

By:	/s/ Peter M. Kennedy
Name:	Peter M. Kennedy
Title:	Managing Member

[Second Amended and Restated Investor Rights Agreement Signature Page]

FREDERIC HUTCHINS MOLL REVOCABLE TRUST

By:	/s/ Frederic H. Moll, M.D.
Name:	Frederic H. Moll, M.D.
Title:	Executor

[Second Amended and Restated Investor Rights Agreement Signature Page]

SCHEDULE I

EXISTING INVESTORS

1.	Tino Hans Schuler Trust

2.	Tanya Eve Schuler Trust

3.	Therese Heidi Schuler Trust

4.	Michael Gordon

5.	Noowosh, L.P.

6.	Marjorie Bowen

7.	Nadim Yared

8.	William R. Rohn and Mary Jane Rohn Family Trust Dated August 12, 1999

9.	Hykes Family 2013 Irrevocable Trust

10.	Stephen L. Newman, M.D.

11.	Catherine H. Kennedy Revocable Trust

12.	Christine K. Browner Revocable Trust

13.	Lawrence T. Kennedy, Jr. Revocable Trust

14.	WW Associates, LP